Calculation of Filing Fee Tables
S-8
Contineum Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.001 per share	Other	1,866,006	$ 15.33	$ 28,605,871.98	0.0001381	$ 3,950.47
2	Equity	Class A Common Stock, par value $0.001 per share	Other	280,000	$ 13.03	$ 3,648,400.00	0.0001381	$ 503.84
3	Equity	Class A Common Stock, par value $0.001 per share	Other	750,000	$ 15.33	$ 11,497,500.00	0.0001381	$ 1,587.80
Total Offering Amounts:						$ 43,751,771.98		$ 6,042.11
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,042.11
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Class A common stock, par value $0.001 per share (the "Common Stock"), that become issuable under the Registrant's 2024 Equity Incentive Plan (the "2024 Plan") as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant's Common Stock, as applicable. (b) Represents shares of Common Stock that were automatically added to the shares available for issuance under the 2024 Plan on January 1, 2026, pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2024 Plan will automatically increase on January 1st of each year, commencing on January 1, 2025 and ending on (and including) January 1, 2034. The number of shares added each year will be equal to the lesser of (a) 5% of the total number of shares of the Registrant's Class A common stock and Class B common stock actually issued and outstanding on December 31st of the preceding fiscal year or (b) a number of shares of Common Stock determined by the Registrant's board of directors (the "Board"). Notwithstanding the foregoing, the Board retains the right in its sole discretion to forego an increase for any fiscal year following an annual review by the Board of the share reserve of the 2024 Plan. (c) The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq Global Select Market on February 26, 2026, a date within five business days prior to the filing of this Registration Statement.

[2]	(a) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Registrant's 2024 Employee Stock Purchase Plan (the "2024 ESPP") as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant's Common Stock, as applicable. (b) Represents shares of Common Stock that were automatically added to the shares available for issuance under the 2024 ESPP on January 1, 2026, pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2024 ESPP will automatically increase on January 1st of each year, commencing on January 1, 2025 and ending on (and including) January 1, 2044. The number of shares added each year will be equal to the lesser of (i) 1% of the total number of shares of the Registrant's Class A common stock and Class B common stock actually issued and outstanding on December 31st of the preceding fiscal year, (ii) 280,000 shares of Common Stock (subject to anti-dilution adjustments pursuant to Section 3(c) of the 2024 ESPP), or (iii) a number of shares of Common Stock determined by the Board. (c) The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq Global Select Market on February 26, 2026, a date within five business days prior to the filing of this Registration Statement, multiplied by 85%. Pursuant to the 2024 ESPP, the purchase price of a share of Common Stock is 85% of the fair market value of the Registrant's Common Stock.

[3]	(a) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Registrant's 2026 Employment Inducement Equity Incentive Plan (the "2026 Inducement Plan") as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant's Common Stock, as applicable. (b) Represents shares of Common Stock reserved for issuance under the 2026 Inducement Plan, adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. (c) The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq Global Select Market on February 26, 2026, a date within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A